Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ARAMARK Corporation:

We consent to the use of our report dated December 16, 2010, with respect to the consolidated balance sheets of ARAMARK Corporation and subsidiaries as of October 1, 2010 and October 2, 2009, and the related consolidated statements of operations, cash flows and shareholder’s equity for the fiscal years ended October 1, 2010, October 2, 2009 and October 3, 2008, and the related financial statement schedule included in the prospectus supplement on Form 424(b)(3) dated December 16, 2010 (Prospectus Supplement) and in the registration statement on Form S-1 (No. 333-144884) that includes the Prospectus Supplement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 16, 2010